Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

China Jo-Jo Drugstores, Inc.

Hangzhou City, P.R. China

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form F-3 of China Jo-Jo Drugstores, Inc. of our report dated June 28, 2021, related to the consolidated financial statements of China Jo-Jo Drugstores, Inc. for the fiscal year ended March 31, 2021 appearing in the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO CHINA SHU LUN PAN Certified Public Accountants LLP

January 11, 2023